                                                              EXHIBIT (h)(25)(c)

                               AMENDMENT NO. 2 TO
                            AGREEMENT WITH RESPECT TO
                            TRADEMARKS AND FUND NAMES

        The Agreement with Respect To Trademarks and Fund Names (the "Agreement"), between A I M Management Group Inc., an affiliate of AIM Variable Insurance Funds, A I M Distributors, Inc., The United States Life Insurance Company in the City of New York and American General Equity Services Corporation (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

        WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change.

        NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

        Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective:______________________, 2004


                                           A I M MANAGEMENT GROUP INC.

Attest:                                    By:
        -----------------------------          ---------------------------------
Name:                                      Name:
Title:                                     Title:


                                           AIM VARIABLE INSURANCE FUNDS

Attest:                                    By:
        -----------------------------          ---------------------------------
Name:                                      Name:
Title:                                     Title:

                                           A I M DISTRIBUTORS, INC.

Attest:                                    By:
        -----------------------------          ---------------------------------
Name:                                      Name:
        -----------------------------
Title:                                     Title:


                                           THE UNITED STATES LIFE INSURANCE
                                           COMPANY IN THE CITY OF NEW YORK

[CORPORATE SEAL]

Attest:                                    By:
        -----------------------------             ------------------------------
Name:                                      Name:
        -----------------------------             ------------------------------
Title:                                     Title:
        -----------------------------             ------------------------------


                                           AMERICAN GENERAL EQUITY SERVICES
                                           CORPORATION

[CORPORATE SEAL]

Attest:                                    By:
        -----------------------------             ------------------------------
Name:                                      Name:
        -----------------------------             ------------------------------
Title:                                     Title:
        -----------------------------             ------------------------------

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                                   SCHEDULE A

                                Logo Colors

                                One Color - both the box and the word
[LOGO OF AIM]                   Investments print black with a white Chevron and
                                White AIM inside the box.

                                Two Colors - in printed versions of the logo,
                                the preferred usage is always two color
                                reproduction. The box prints in PMS 356 Green
[LOGO OF AIM]                   with Chevron and AIM white and with the word
                                Investments printing Black.

                                Four Color Process - the box prints Cyan 100% Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.